Exhibit 99.1

CEII-FUYI PR Release 102

China Education International, Inc. Announces Completion of Agreements with Shanghai Fuyi Education Information Consulting Co., Ltd.

DELRAY BEACH, FL – August 23, 2012 – China Education International, Inc. (OTCBB: CEII) (the "Company"), which manages the operation of private schools and educational activities within China, today announced that its subsidiaries operating in China have finalized contractual agreements with Shanghai Fuyi Education Information Consulting Co., Ltd. (“Fuyi Education”), which provides education and training programs that include art design, adult education, accounting, human resources, and an 18 month Executive MBA program for Chinese students.

With its main facilities located at Fudan University, one of China’s top universities, Fuyi Education maintains its own multi-media classrooms featuring projectors, computers and other teaching equipment and projects a 2012 enrollment of more than 2,000.  In addition, Shanghai Fuyi maintains classrooms for adult education and professional certification training, and has built a base for extracurricular educational activities in both Fengxian and Chongming.  Fuyi Education provides a wide variety of programs in cooperation with several local Shanghai-area universities and has developed a new Art Design program in cooperation with Shanghai Institute of Technology, with a post-education employment rate of more than 95%.  In addition, there are three levels of accounting programs, each with a specific certification, an MBA program as well as an 18 month Executive MBA (“EMBA”) program focusing on  international business, and many other programs.

Joel Mason, Chief Executive Officer of China Education International, Inc. commented, “Since its founding, Fuyi Education has been recognized and awarded ‘Advanced Collective of Fudan University Science Park’ several times and has won the ‘Jinguo Meritorious Unit’ award in July 2011.  Students are recruited from some of the well-known and well-respected higher learning institutions in Chinese education and we are proud to have Fuyi Education under our management and leadership.”

Additional information regarding the contracts with Shanghai Fuyi Education Consulting is provided in the Form 8-K filed with the U.S. Securities and Exchange Commission at www.sec.gov.

About China Education International, Inc.

Headquartered in Delray Beach, FL, China Education International, Inc. is a leader in managing the operations of private schools and educational organizations in China, including providing international partnership study programs, more effective English language instruction, and recruiting American and other international teachers for Chinese schools and organizations. The Company manages the operations directly or indirectly providing leadership, financial guidance, and expansion plans. The academic schools under the Company’s management provide China's unified national core curriculums including Chinese, English, mathematics, physics, history, biology and other subjects, while the educational organizations provide specialized educational training and programs. For more information, visit: www.chinaeducationintl.com.

Forward-Looking Statements
This press release contains forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: economic and operational risks, changes in anticipated earnings, continuation of current contracts, an increase in student enrollment in our current schools and educational organizations, the addition of new schools and educational organizations, the successful implementation of AEC or other international programs and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.  The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
China Education International, Inc.
Investor Relations
ir@ChinaEducationIntl.com
Telephone: (561) 666-8059